                              CANCELLATION AGREEMENT
              FOR CANCELLATION OF OPTIONS TO PURCHASE COMMON STOCK OF

                                 THE BANK OF HEMET

            IN EXCHANGE FOR SHARES OF THE COMMON STOCK AND WARRANTS OF

                          PACIFIC COMMUNITY BANKING GROUP

                                        AND

   CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY AND OFFER OF SALE

                      FOR CUSTODY AND SALE OF COMMON STOCK OF

                          PACIFIC COMMUNITY BANKING GROUP

                               ______________________

                  THE RIGHT TO PARTICIPATE IN THE PUBLIC OFFERING
              WILL EXPIRE AT 5:00 P.M., JULY 23, 1999, CALIFORNIA TIME
                  THE EXCHANGE AGENT MUST RECEIVE THESE DOCUMENTS
                                   BY THAT TIME

                         _________________________________
            IF THE ATTORNEYS-IN-FACT DO NOT RECEIVE THE ATTACHED OPTION
             CANCELLATION AGREEMENT BY THE CLOSING OF THE ACQUISITION
                            YOUR OPTIONS WILL TERMINATE


                                   July 13, 1999

Dear Option Holder:

     Enclosed is a set of documents for option holders of The Bank of Hemet. Please read these documents carefully. Please complete and return these documents to James B. Jaqua and John J. McDonough, the attorneys-in-fact, using the enclosed envelope. Detailed instructions for completing the forms begin on
page three, preceded by frequently asked questions and answers.   When the
acquisition is completed, we will need these documents to ensure that you promptly receive certificates for your new shares of Pacific Community Banking Group.

           QUESTIONS AND ANSWERS FOR OPTION HOLDERS OF THE BANK OF HEMET

                                     ABOUT THE

                              OPTION HOLDER DOCUMENTS

Q: I AM AN OPTION HOLDER OF THE BANK OF HEMET. WHY MUST I COMPLETE THESE DOCUMENTS?

A: Pacific Community Banking Group has agreed to acquire The Bank of Hemet. The accompanying proxy statement/prospectus describes the acquisition, including the rights of option holders. Your options will all expire if you do not return the Option Cancellation Agreement and the shareholders approve the acquisition. The Bank of Hemet needs the option holder documents to arrange for you to receive any cash, stock and warrants you will be entitled to receive.

Q:   WHAT IF MY OPTIONS HAVEN'T VESTED?

A: All of your options will be treated as vested for purposes of cancellation and exchange in the acquisition.

Q:   WHAT IS THE OPTION CANCELLATION AGREEMENT?

A: The Option Cancellation Agreement cancels your options in exchange for a right to receive common stock and warrants of Pacific Community Banking Group. The common stock may be sold in the public offering subject to the limitations described below. IF YOU DO NOT COMPLETE AND RETURN THIS AGREEMENT IN TIME, YOUR OPTIONS WILL SIMPLY EXPIRE WHEN THE ACQUISITION IS COMPLETE.

Q:   HOW MUCH STOCK AND WARRANTS WILL I RECEIVE?

A: You will receive a number of shares of Pacific Community Banking Group Stock as follows:

           3.4 x ($51 minus the exercise price of the option)
           --------------------------------------------------
                                 $51

     You will receive one warrant for each 3.4 shares of Pacific Community Banking Group common stock you receive. The terms of the warrants are described in the proxy statement/prospectus. You will receive more cash for shares sold if the price of Pacific Community Banking Group common stock in the initial public offering is more than $15.00. You will receive cash instead of fractional shares. No fractional warrants shall be issued.

Q: WHAT IS THE CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY AND OFFER OF SALE?

A: You should read the entire document, which is necessary for you to sell any of your new shares of Pacific Community Banking Group common stock in the offering. In summary, the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale is a binding agreement by you that principally provides the following:

     - You provide your name, address and other necessary information to ensure that you receive the cash, stock and warrants to which you are entitled in exchange for your options, and you state a preference to receive a greater amount of cash or of stock after the close of the acquisition and the public offering. You also promise that you own your options and have the power to sell them.

     - You give a special power of attorney to two individuals, referred to as the "Attorneys-in-Fact," who will take limited legal actions on your behalf to establish the final price of your Pacific Community Banking Group stock and sell some or all of that stock to the underwriters.

     - You offer the shares of Pacific Community Banking Group common stock you will receive in the acquisition to the underwriters. The underwriters will be able to purchase some or all of the shares for resale at a price to the public of at least $15 per share.

     - You appoint custodians of your new Pacific Community Banking Group common stock and warrants.

Q:   WHO ARE THE "ATTORNEYS-IN-FACT" AND WHAT POWER WILL THEY HAVE?

A: An individual that has the power to act on your behalf under the Power of Attorney is called an "Attorney-in-Fact." You will authorize any of two persons, James B. Jaqua and John J. McDonough, to act in this capacity. They will negotiate the final price to the public of the shares of Pacific Community Banking Group common stock you sell, with a minimum price of $15. They will sell your shares of Pacific Community Banking Group common stock to the underwriters on those terms. The Attorneys-in-Fact will consider the preference for cash or stock that you have stated. But they will have the discretion to designate some or all of your stock to be sold to the public, in order to meet the terms of the acquisition agreement. They can sign any documents necessary to complete the sale, on your behalf, without further consultation with you.

Q:   WHO ARE THE CUSTODIANS AND WHAT WILL THE CUSTODIANS DO?

A: James B. Jaqua and John J. McDonough will be the custodians. They will keep custody of your new shares of Pacific Community Banking Group Common Stock for the brief period until the public offering closes, then deliver shares you sell to the underwriter, send The Bank of Hemet the money received from the sale (which The Bank of Hemet will in turn deliver to you), and instruct the transfer agent to send you certificates for the shares you don't sell and certificates for your warrants.

Q: CAN I ELECT TO RECEIVE CASH ONLY OR PACIFIC COMMUNITY BANKING GROUP COMMON STOCK ONLY?

A: No. You will be able to indicate your preference to have cash or stock of Pacific

     Community Banking Group or a combination of the two after the close of the acquisitions and the initial public offering. The Attorneys-in-Fact will consider this when determining how much of your Pacific Community Banking Group common stock to sell to the underwriters. But even if you indicate a preference for stock, it is likely that most of your shares will be sold because the acquisition agreement requires that the underwriters purchase and resell between 75% and 88% of the total shares received by shareholders and option holders of The Bank of Hemet. Similarly, if you indicate a preference to receive all cash, you may be required to retain some amount of Pacific Community Banking Group common stock.

Q:   WHAT OTHER KINDS OF INFORMATION WILL I NEED TO PROVIDE?

A: In addition to your name and address, you will give instructions where The Bank of Hemet should send the money received from the sale and where the Transfer Agent should send any remaining shares and your warrants. You will also need to return a completed form W-9 for tax reporting purposes. Please consult your tax advisor if you have questions about the tax effects of designating particular shares for sale.

Q:   WHAT IF THE ACQUISITION OR THE PUBLIC OFFERING IS NOT COMPLETED?

A: If either the acquisition or the public offering fails to take place, your options will not be canceled and will remain in effect under their previous terms.

Q:   WILL I BE RESPONSIBLE FOR ANY OF THE COSTS OF THE PUBLIC OFFERING?

A: No. Pacific Community Banking Group will pay the underwriters' commissions and other costs of reselling your shares in the public offering. You will receive the gross amount obtained for the shares you sell immediately in the public offering.

                                    INSTRUCTIONS

                                (For completing the
  Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale)

     A. This booklet contains two agreements: an Option Cancellation Agreement, and a Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"). You must have your SIGNATURES ON BOTH DOCUMENTS NOTARIZED.

     B. Complete and sign the Option Cancellation Agreement. BE SURE TO COMPLETE THE LIST OF OPTIONS IN SCHEDULE A AND SCHEDULE B OF THE OPTION CANCELLATION AGREEMENT.

     C. Complete and sign the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale, and return the Agreement as set forth in paragraph D below. PLEASE BE SURE TO INDICATE YOUR PREFERENCE FOR CASH OR STOCK .

     D. Promptly send the completed agreements to the attorneys-in-fact at the following address:

          James B. Jaqua and John J. McDonough

          The Bank of Hemet
          3715 Sunnyside Drive
          Riverside, California 92506

The attorneys-in-fact must receive these documents by July 23, 1999 for you to participate in the public offering. They must receive the Option Cancellation Agreement by the closing date of the acquisition or all of your options will cancelled without compensation to you.

     E. You may elect to retain shares of Pacific Community Banking Group common stock rather than offering to sell them to the Underwriters. Also, each option holder of The Bank of Hemet may be required to retain some shares of Pacific Community Banking Group common stock to satisfy the terms of the First Restatement of the Agreement and Plan of Reorganization between The Bank of Hemet and Pacific Community Banking Group. In either case, the Custodians will cause to be delivered to you in due course, but not earlier than ten days after the closing for the purchase of firm shares by the Underwriters, a certificate for the number of shares of Pacific Community Banking Group common stock and warrants that you have received but that were not sold in the public offering.

                            OPTION CANCELLATION AGREEMENT


THIS AGREEMENT ("Agreement"), dated as of July ___, 1999, is entered into by and between The Bank of Hemet, a California state chartered banking institution ("Bank"), and _________________________________ ("Optionee").

                                       RECITALS

A. Bank and Pacific Community Banking Group, a California corporation ("PCBG") entered into that First Restatement of Agreement and Plan of Reorganization dated as of January 5, 1999 and amended March 24, 1999 and April 2, 1999 (the "Reorganization Agreement") whereby Bank will be acquired and become a wholly owned subsidiary of PCBG.

B. Optionee currently has stock options ("Options") under The Bank of Hemet 1994 Stock Option Plan, as set forth in the Exhibit A.

C. Under the Reorganization Agreement, (a) each share of The Bank of Hemet common stock acquirable under the Options shall be canceled by Optionee and for each share subject to the Options receive in exchange (i) shares of common stock of PCBG equal to (A) 3.4 shares minus (B) the exercise price of the Options and (ii) one warrant to acquire one share of common stock of PCBG common stock for each 3.4 shares of common stock of PCBG paid by PCBG in exchange for options on The Bank of Hemet common stock, (b) there will be no fractional warrants issued and no cash paid in lieu of fractional warrants, and (c) the Optionee may elect to sell the shares of PCBG common stock in the public offering subject to the allocation requirements in the Reorganization Agreement. The amount to be paid to Optionee in cash and/or in PCBG common stock for the cancellation of the options pursuant to the Reorganization Agreement shall be hereinafter referred to as the "Option Consideration."

D. Optionee desires to cancel his or her Options in exchange for the Option Consideration which is computed and set forth in Exhibit B. Optionee further desires to (a) establish the withholding amounts for federal and state tax purposes with respect to the payment of the Option Consideration,
     (b) provide payment to the Bank in the event there is insufficient cash funds from the Option Consideration to pay the necessary withholdings and
     (c) provide the Bank with an indemnification to the Bank in the event the Bank is required to pay withholdings to any governmental agency because such amounts were not withheld from the Option Consideration paid to Optionee.

E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, Bank and Optionee agree as follows:

     1. CANCELLATION OF THE OPTIONS IN EXCHANGE FOR THE OPTION CONSIDERATION. Optionee and Bank agree to the cancellation of the Options in exchange for Option Consideration.

     2. WITHHOLDING. Optionee understands that Bank is allowing Optionee to elect the amount to be withheld from the payment of the Option Consideration for federal and state income taxes and that such election is not binding on the Bank. The Bank may be required by federal and state tax law to withhold a minimum of 28% for federal tax purposes and 6% for California state tax purposes from the Option Consideration notwithstanding the election by Optionee.
Optionee understands that the Bank is
required by federal and state law to withhold additional amounts for other purposes including Medicare, Social Security and SDI.

Optionee, to extent allowed, elects to have the following percentages of the total Option Consideration withheld.

                          Federal Income Tax Withheld _____%

                         California Income Tax Withheld_____%

If no election is made, the minimum withholding rates of 28% for Federal income taxes and 6% for California income taxes will be used.

In the event the cash consideration portion of the Option Consideration is insufficient to pay the minimum aggregate withholding amount ("Withholding Amount') for the Option Consideration as determined by the Bank, Optionee further agrees to pay the difference ("Difference") between the Withholding Amount and the cash consideration portion of the Option Consideration to the Bank. Optionee understands that payment of the Option Consideration to Optionee is subject to Optionee prior payment to the Bank of the Difference.

     3. HOLD HARMLESS AND INDEMNIFICATION. Optionee agrees to hold the Bank harmless from any liability, losses, costs, damages or attorney's fees for any action taken by the Bank with respect to complying with the Optionee's election as to the amount of withholding in Section 2 of this Agreement. Optionee agrees to indemnify Bank for any and all costs including any amounts that should have been withheld from the Option Consideration, expenses, damages and attorney's fees incurred by the Bank arising from any action taken by the Bank with respect to complying with Optionee's election under Section 2 of this Agreement.

     4. GOVERNING LAW. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of California. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     5. TERMINATION. If the transactions contemplated in the Reorganization Agreement are not completed, the Options shall not be cancelled and shall remain in full force and effect, and subject to their original terms and conditions.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among Bank, PCBG and Optionee with respect to the subject matter hereof and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties.

     7. EFFECT OF AGREEMENT. In the event that the Reorganization Agreement is terminated, this Agreement shall automatically terminate.

     8.   DISPUTE RESOLUTION.   Any dispute regarding this Agreement shall only
be heard and resolved in a court of competent jurisdiction located in the County of Riverside, California.

     9. LEGAL COSTS. If either party commences an action against the other party arising or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

     10. SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Option Cancellation Agreement as of the year and day first above written.

                              THE BANK OF HEMET



                              By
                                -----------------------------------------
                              Its
                                 ----------------------------------------


                              OPTIONEE


                              __________________________________________

                                      EXHIBIT A


Optionee    Grant Amount    Date of Grant    Exercise Price    Expiration Date


                                   EXHIBIT B


Computation of Option Consideration:



Total Options:__________      Average Option Price for all Options:___________

Total Options x ($51-Average Option Price)/$15 =Total Shares of PCBG Common Stock Deliverable




Total Shares of PCBG Common Stock Deliverable in Exchange for all
Options:_______

Cash Equivalent of the Total Shares of PCBG if All Shares of PCBG Common Stock is Converted into Cash: $___________

Total Warrants of PCBG Deliverable in Exchange for all Options:_________
 (same figure as Total Shares of PCBG Common Stock Deliverable)

                           CONSENT OF THE OPTIONEE'S SPOUSE

                                  TO THE AGREEMENT:


I, _____________________________, being the spouse of ________________________, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the Agreement entered into by my spouse on ______________, 1999. I understand that the Agreement and withholding election may adversely affect my community property interest. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.



Dated: _____________, 1999              _____________________________
                              Spouse

                            CERTIFICATE OF ACKNOWLEDGMENT
                                   OF NOTARY PUBLIC

State of California     )
                        ) ss.
County of Riverside     )

On ______________, 1999, before me, ___________________________________, Notary
Public, State of California, personally appeared ______________________________

[ ]  personally known to me - OR
[ ]  proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                              ______________________________
                              Notary Public
                              State of California
(Seal)

                                                   _____________________________
                                                         (Name of Option Holder)

             CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY
                                  AND OFFER OF SALE

                      FOR CUSTODY AND SALE OF COMMON STOCK OF

                          PACIFIC COMMUNITY BANKING GROUP

         TO BE RECEIVED BY HOLDERS OF OPTIONS TO PURCHASE COMMON STOCK OF

                                 THE BANK OF HEMET




James B. Jaqua
John J. McDonough
As Attorneys-in-Fact
and Custodians
c/o The Bank of Hemet
3715 Sunnyside Drive
Riverside, CA 92506

Sutro & Co. Incorporated
As Representative of the several Underwriters c/o Sutro & Co. Incorporated 11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California 90025

Ladies and Gentlemen:

     The undersigned (the "Option Holder") holds options to purchase the common stock of The Bank of Hemet ("The Bank of Hemet"), a California corporation. Pacific Community Banking Group, a California corporation, and The Bank of Hemet have signed a First Restatement of Agreement and Plan of Reorganization (as amended, the "Acquisition Agreement") providing for the acquisition of The Bank of Hemet by Pacific Community Banking Group. If the acquisition is completed, the Option Holder's shares of The Bank of Hemet will automatically convert into a right to receive shares of Pacific Community Banking Group. Pacific Community Banking Group and the Option Holder proposes to sell some or all of the shares of Pacific Community Banking Group common stock received by the Option Holder to underwriters (the "Underwriters") for whom Sutro & Co. Incorporated will act as representative (the "Representative" ), for distribution under a Registration Statement on Form S-1 (the "Registration Statement") to the public at a price and on terms to be hereafter determined. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Pacific Community Banking Group common stock and no assurance that an offering of Pacific Community Banking Group common stock will take place. The shares of Pacific Community Banking Group common stock received by the Option Holder in exchange for shares of The Bank of Hemet common stock, all of which the Option Holder will hereby offer to sell to the Underwriters, are referred to herein as the "Shares."

     1.  APPOINTMENT AND POWERS OF ATTORNEYS-IN-FACT.

     A. The Option Holder irrevocably constitutes and appoints James B. Jaqua and John J. McDonough (the "Attorneys-in-Fact"), and each of them, its agent and attorney-in-fact, with full power of substitution, with respect to all matters arising in connection with the public offering and sale of the Shares, including, but not limited to, the power and authority on behalf of the Option Holder to do or cause to be done any of the following things:

     (i) to negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters, provided that the price shall not be less than $15 per share, and
            (b) the price at which the Shares will be sold to the Underwriters;

     (ii) to execute on behalf of the Option Holder an underwriting agreement as follows: (a) making the representations and warranties of the Option Holder contained in this Agreement to the Underwriters; (b) undertaking the obligations of the Option Holder contained in this agreement, for the benefit of the Underwriters; and (c) indemnifying the Underwriters, on a joint and several basis with Pacific Community Banking Group and the other selling shareholders of Pacific Community Banking Group, for losses resulting from a breach of those representations, warranties and obligations, up to the amount of consideration received by the Option Holder for shares of Pacific Community Banking Group sold to the public in the initial public offering. Such indemnification may include a provision for interim reimbursement and contribution, provided the underwriters have a reciprocal obligation to the shareholders of Pacific Community Banking Group participating in the public offering.

     (iii) to allocate the number of shares of Pacific Community Banking Group common stock owned by the Option Holder that shall be sold to the Underwriters and the number of shares of Pacific Community Banking Group common stock that shall be retained by the Option Holder, in satisfaction of the terms of the Acquisition Agreement. NOTWITHSTANDING THE STATEMENT OF PREFERENCE MADE BY THE OPTION HOLDER HEREIN, THE ATTORNEYS-IN-FACT ARE AUTHORIZED, IN THEIR SOLE DISCRETION, TO SELL UP TO THE TOTAL NUMBER OF SHARES OF PACIFIC COMMUNITY BANKING STOCK OWNED BY THE OPTION HOLDER.

     (iv) to sell, assign, transfer and deliver the Shares to the Underwriters and deliver to the Underwriters certificates for the Shares so sold;

     (v) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorneys-in-Fact may deem necessary or advisable;

     (vi) instruct Pacific Community Banking Group and the Custodian (as hereinafter defined) on all matters pertaining to the sale of the Shares and delivery of certificates therefor; and

     (viii) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion, including the execution and delivery of any documents, and generally act for and in the name of the Option Holder with respect to the sale of the Shares to the Underwriters and the reoffering of the Shares by the Underwriters as fully as could the Option Holder if then personally present and acting.

     B. Each Attorney-in-Fact may act alone in exercising the rights and powers conferred on the Attorneys-in-Fact by this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (this "Agreement"), and the act of any Attorney-in-Fact shall be the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorneys-in-Fact shall be exercised.

     C. The Custodians, the Representatives, Pacific Community Banking Group and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

     D. The Attorneys-in-Fact shall not receive any compensation from the Option Holder for their services rendered hereunder.

     2.  APPOINTMENT OF CUSTODIANS; DEPOSIT OF SHARES.

     A. In connection with and to facilitate the exchange of shares of The Bank of Hemet common stock and the sale of the Shares to the Underwriters, the Option Holder hereby appoints James B. Jaqua and John J. McDonough as custodians (collectively, the "Custodians") and hereby instructs Pacific Community Banking Group to deposit with the Custodians certificates for all shares and warrants of Pacific Community Banking Group issued on cancellation of the Option Holder's
options.   The Custodians are hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, to act as follows:

     (i) to accept custody of Option Holder's shares of Pacific Community Banking Group common stock and warrants issued pursuant to the Option Cancellation Agreement;

     (ii) to hold in custody the certificate or certificates deposited herewith and any other certificates or instruments exchanged therefor;

     (iii) to deliver or to authorize Pacific Community Banking Group's transfer agent to deliver the certificates of Pacific Community Banking Group common stock received in exchange for the certificates deposited herewith (or replacement certificate(s) for the Shares) to or at the direction of the Attorneys-in-Fact; and

     (iv) to return or cause Pacific Community Banking Group's transfer agent to return to the Option Holder new certificate(s) for the shares of Pacific Community Banking Group common stock and warrants that are received in exchange for any certificate deposited hereunder but that are not sold to the Underwriters, and cash in place of any fractional share interest in Pacific Community Banking Group.

     B. Until the Shares have been delivered to the Underwriters against payment therefor, the Option Holder shall retain all rights of ownership with respect to the Shares, including the right to vote and to receive all dividends and payment thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement.

     C. Each of the Custodians may act alone in performing the obligations crated by this Agreement, and the act of either of the Custodians shall be the act of the Custodians. The Custodians shall not receive any compensation for their services rendered hereunder.

     3. IRREVOCABLE OFFER TO SELL SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK.

     The Option Holder offers for sale to the Underwriters any and all shares of Pacific Community Banking Group common stock received upon cancellation of options to purchase stock of The Bank of Hemet as provided in the Option Cancellation Agreement. This offer is made without conditions, except as provided in this Agreement, and may be accepted and executed without prior notice to the Option Holder. The Option Holder may not revoke this offer; however, this offer will expire if not accepted in whole or in part by the Underwriters on or before August 4, 1999, unless extended by one or both of the Attorneys-in-Fact.

     4. PREFERENCE TO RECEIVE CASH OR SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK.

     The Option Holder hereby instructs the Attorneys-in-Fact that the shareholder prefers to receive consideration for the cancelled options of The Bank of Hemet common stock as indicated on the Statement of Preference attached in this Agreement. The Option Holder acknowledges that this preference is subject to the power of the Attorneys-in-Fact to allocate the number of Option Holders' shares sold to the Underwriters to satisfy the terms of the Acquisition Agreement, in the sole discretion of the Attorneys-in-Fact.

     5.  SALE OF SHARES; REMITTING NET PROCEEDS.

     The Attorneys-in-Fact are hereby authorized and directed to deliver or cause the Custodians or Pacific Community Banking Group's transfer agent to deliver certificates for the Shares to the Representatives, against delivery to the Attorneys-in-Fact, for the account of the Option Holder, of the purchase price of the Shares. The Attorneys-in-Fact are authorized, on behalf of the Option Holder, to accept and acknowledge receipt of the payment of the purchase price for the Shares and shall promptly deposit such proceeds with the Custodians. The Custodians shall promptly remit to the Option Holder his or her share of the proceeds, less taxes and other withholdings withheld pursuant to Section 2 of the Option Cancellation Agreement.

     6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     To induce the Underwriters to enter into an underwriting agreement with Pacific Community Banking Group and certain of its shareholders, and in consideration of the performance of this Agreement by the other parties thereto, the Option Holder represents and warrants to, and agrees with, the Underwriters, Pacific Community Banking Group, the Attorneys-in-Fact and the Custodians as follows:

     A. The Option Holder has full legal right, power and authority to enter into and perform this Agreement. This Agreement has been duly executed and delivered by the Option Holder and (assuming this Agreement is a binding Agreement of the other parties thereto) constitutes the valid and binding agreement of the Option Holder, enforceable against the Option Holder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies, and except as rights or affecting the enforcement of creditors' rights and except as rights to indemnity or contribution may be limited by federal or state securities law and the public policy underlying such laws).

     B. None of the execution, delivery or performance of this Agreement and the consummation of the transactions herein contemplated will conflict with or result in a breach of, or default under, any indenture, mortgage, deed or trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Option Holder is a party or by which the Option Holder is bound or to which any of his or its property is or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to the Option Holder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Option Holder or any of his activities or properties.

     C. At the date hereof, the Option Holder has full right, power and authority to sell, assign, transfer and deliver the options to purchase shares of The Bank of Hemet common stock to be cancelled in exchange for the Shares, and at the time of delivery of the Shares to be sold by the Option Holder to the several Underwriters, the Option Holder will have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Option Holder hereunder. At the date hereof the Option Holder is the lawful owner of and has good title to the options to purchase shares of The Bank of Hemet common stock to be cancelled in exchange for the Shares, free and clear of any and all claims, and at the time of delivery of the Shares to be sold by the Option Holder, the Option Holder will be the lawful owner of and will have good and marketable title to the Shares free and clear of any and all encumbrances.

     D. To the Option Holder's knowledge, the Option Holder has not taken any action designed to stabilize or manipulate the price of any security of Pacific Community Banking Group, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Pacific Community Banking Group, to facilitate the sale or resale of the Shares or otherwise.

     E. If the Option Holder is an individual and is married, and the spouse is not named as an owner on the option agreement, the Option Holder is enclosing with this Agreement a duly completed and executed consent of his or her spouse, in the form attached to this Agreement as Annex A.

     F. The Option Holder agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof, in form and substance satisfactory in all respects to the Attorneys-in-Fact.

     G. The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group, the Custodian, the Underwriters and their respective representatives, agents and counsel.

     7.  IRREVOCABILITY OF INSTRUMENTS; TERMINATION OF THIS AGREEMENT.

     A. This Agreement, the deposit of Pacific Community Banking Group common stock pursuant hereto and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (a) the interests of the Attorneys-in-Fact, the Underwriters, The Bank of Hemet and Pacific Community Banking Group in and for the purpose of completing the transactions contemplated hereunder and by the Acquisition Agreement and the Underwriting Agreement between Pacific Community Banking Group, certain other selling shareholders and the Underwriters, and (b) the completion of the registration of Pacific Community Banking Group common stock pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date hereof to and including the time the Shares are purchased by the Underwriters, and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement and the offer of the Shares made herein shall be irrevocable prior to August 4, 1999, and shall remain in full force and effect until that date, which may be extended by either or both of the Attorneys-in-Fact. The Option Holder further agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability or incompetence of the Option Holder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the Shares deposited under the Agreement by the Option Holder in accordance with the terms and provisions of this Agreement as if such event had not occurred.

     B. If the transactions contemplated in the Acquisition Agreement are not completed by August 4, 1999, this Agreement shall terminate (without affecting any lawful action of the Attorneys-in-Fact or Custodians prior to such termination) unless extended by either or both of the Attorneys-in-Fact.


     8.  LIABILITY AND INDEMNIFICATION OF THE ATTORNEYS-IN-FACT AND CUSTODIAN.

     The Attorneys-in-Fact and the Custodians assume no responsibility or liability to the Option Holder or to any other person, other than to deal with the Pacific Community Banking Group common stock exchanged on cancellation of the Option Holder's options to purchase common stock of The Bank of Hemet, the proceeds from the sale of the Shares and any other shares of Pacific Community Banking Group common stock deposited with the Custodians pursuant to the terms of this Agreement in accordance with the provisions hereof. The Option Holder hereby agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodians, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement.

     9.  INTERPRETATION.

     A. The representations, warranties and agreements of the Option Holder contained herein shall survive the sale and delivery of the Shares and the termination of this Agreement.

     B. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California, and this Agreement shall inure to the benefit of, and be binding upon, the Option Holder and the Option Holder's heirs, executors, administrators, successors and assigns, as the case may be.

     C. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     D. The use of the masculine gender in this Agreement includes the feminine and neuter, and the use of the singular includes the plural, wherever appropriate.

                        THE NEXT PAGE IS THE SIGNATURE PAGE.

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

IN WITNESS WHEREOF, the undersigned has executed this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale this ____ day of ____________, 1999.

Signature of Option Holder    _____________________________________

                              _____________________________________

                             (Please sign exactly as your name
                             appears on your option agreement.)

STATE OF _______________ )
                         ) ss.
COUNTY OF _____________  )

On _______________________, 1999, before me, the undersigned notary public in and for said County and State, personally appeared_______________________________________________________________________
_______________________________________________________________________________,
            ____    personally known to me [OR]
            ____    proved to me on the basis of satisfactory evidence
to be the person(s) whose name(s) __________________ subscribed to the within instrument and acknowledged to me that __________________ executed the same in ____________________ authorized capacity(ies) and that, by _______________
signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

WITNESS my hand and official seal.
                                        ________________________________

                                        MY COMMISSION EXPIRES ON

                                        ________________________________


                                        Name and address to which notices, funds and stock certificates shall be sent.

                                        ______________________________________
                                        (name)
                                        ______________________________________
                                        (street)
                                        ______________________________________
                                        (city)              (state)        (zip)

     ACCEPTED by the Attorneys-in-Fact and Custodians as of the date above set forth:

____________________________________
James B. Jaqua

____________________________________
John J. McDonough

                           SEE THE ATTACHED INSTRUCTIONS

                              STATEMENT OF PREFERENCE

                              STATEMENT OF PREFERENCE

     INSTRUCTION: See Section 4 of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale.

     CHECK THE BOX BELOW THAT APPLIES.



--------------------------------------------------------------------------------
 / /         A.  I prefer to sell all of the shares of Pacific Community
             Banking Group common stock that I will receive in the acquisition.

--------------------------------------------------------------------------------
 / / B. I prefer to retain all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

--------------------------------------------------------------------------------
 / / C. I prefer to sell ___% of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition. IF YOU CHECK THIS BOX, PLEASE FILL IN THE PERCENTAGE; OTHERWISE,
             WE WILL CONSIDER YOU TO HAVE MADE NO ELECTION.

--------------------------------------------------------------------------------

                                      ANNEX A

INSTRUCTION: See Section 6, paragraph E, of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale.

                                 CONSENT OF SPOUSE

I am the spouse of ____________. On behalf of myself, my heirs, legatees, and assigns, I hereby join in and consent to the terms of the foregoing Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"), and I agree to the sale of the shares of common stock of Pacific Community Banking Group, a California corporation, to be received in exchange for the options to purchase shares of common stock of The Bank of Hemet registered in the name of my spouse or otherwise registered, which my spouse has offered to sell in the Agreement.

Dated: ____________, 1999
                                (Signature of Spouse)


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                                 [INSERT FORM W-9]












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